[FRONT OF PROXY CARD]

VOTE BY TELEPHONE, ON THE INTERNET OR BY MAIL

Vote this proxy card TODAY! Your prompt response will save your Fund the expense of additional mailings.

Option 1:	Automated Touch Tone Voting: Call toll-free [ ]
Option 2:	Over the internet at WWW.SSRFUNDS.COM
Option 3:	Sign, date and return this proxy card using the enclosed envelope

[Special Meeting of Shareholders] – [            ], 2004 *** CONTROL NUMBER:***

[arrow] Please detach at perforation before mailing [arrow]

STATE STREET RESEARCH GLOBAL RESOURCES FUND

Series of State Street Research Equity Trust

The undersigned hereby appoints [                    ] as proxies with full power of substitution to each to act for and vote on behalf of the undersigned all shares of the above fund, which the undersigned would be entitled to vote if personally present at the Special Meeting of the Shareholders to be held at the principal offices of [the Fund], [address], at [    ][A.M./P.M.] on [            ], 2004, or at any adjournments thereof, on the items described on the other side of this form, as set forth in the Notice of Special Meeting of Shareholders and the accompanying Combined Prospectus/Proxy Statement dated [            ], 2004, receipt of which is acknowledged by the undersigned. PLEASE INDICATE ANY CHANGE OF ADDRESS BELOW. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

IF NOT VOTING BY PHONE OR THE INTERNET, IT IS IMPORTANT THAT THIS PROXY BE SIGNED AND RETURNED IN THE ENCLOSED ENVELOPE.

DATE:

NOTE: Please date and sign exactly as name or names appear hereon and return in the enclosed envelope, which requires no postage. When signing as attorney, executor, trustee, guardian or officer of a corporation, please give title as such.

(Signatures if held jointly (Title(s), if required),

[CONTINUED ON REVERSE SIDE]

PLEASE DETACH AND RETURN BOTTOM PORTION IN THE ENCLOSED ENVELOPE

If a choice is specified for a proposal, this proxy will be voted as indicated. If NO CHOICE IS SPECIFIED FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Board of Trustees unanimously recommends a vote “FOR” the proposal.

1.	To approve or disapprove an Agreement and Plan or Reorganization providing for the acquisition of all of the assets and certain stated liabilities of the State Street Research Global Resources Fund, a series of State Street Research Equity Trust, by the BlackRock Global Resources Portfolio, a newly created series of the BlackRock Funds.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

PLEASE SIGN ON REVERSE SIDE